Exhibit 5.1

1850 North Central Ave., Suite 1400
Phoenix, AZ 85004
Telephone: (602) 285-5000
Facsimile: (844) 670-6009
http://www.dickinsonwright.com

January 30, 2025

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

Ladies and Gentlemen:

We are acting as counsel to Enveric Biosciences, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-284277), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus contained therein (the “Prospectus”), relating to the registration by the Company of up to $5,000,000 of securities of the Company, consisting of (i) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) Series A warrants and Series B warrants to purchase shares of Common Stock (collectively, the “Warrants”), (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iv) the shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”) and the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (v) placement agent warrants to purchase up to an amount of shares of Common Stock equal to 7.0% of the shares of Common Stock and Pre-Funded Warrants sold in the offering as contemplated pursuant to the Registration Statement (the “Placement Agent Warrants”) and (vi) the shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). For each Pre-Funded Warrant sold, the number of shares of Common Stock and Warrants that the Company is offering will be decreased on a one-for-one basis.

The Shares, the Warrants, the Warrant Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to as the “Securities.” This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

Dickinson Wright PLLC

January 30, 2025

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation and Bylaws, each as restated and/or amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement and the related Prospectus, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and related Prospectus, (iv) the form of Securities Purchase Agreement, to be entered into by and among the Company and the purchasers identified on the signature pages thereto, substantially in the form filed as Exhibit 10.33 to the Registration Statement (the “Securities Purchase Agreement”), (v) the form of Pre-Funded Warrant, (vi) the form of Warrants, (vii) the form of Placement Agent Warrant, (viii) the executed copy of engagement letter between the Company and H.C. Wainwright & Co., LLC, the placement agent (the “Engagement Agreement”), and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures. As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company without independent investigation or verification.

Our opinions set forth below with respect to the validity, binding effect, and enforceability of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity, and (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable, (ii) when the Pre-Funded Warrants have been duly executed and delivered by the Company, and when paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, the Pre-Funded Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, (iv) when the Warrants have been duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus and the Securities Purchase Agreement, the Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, (v) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable, (vi) when the Placement Agent Warrants have been duly executed and delivered by the Company and paid for in accordance with the terms of the Prospectus and the Engagement Agreement, the Placement Agent Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and (vii) the Placement Agent Warrant Shares, have been duly authorized and, when issued upon the due exercise of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

Dickinson Wright PLLC

January 30, 2025

Any additional Securities registered in reliance on Rule 462(b) under the Securities Act in connection with the offering are hereby expressly covered by this opinion. As used in this opinion, the term “Registration Statement” shall include any additional registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the offering and the term “Prospectus” shall include any prospectus deemed to be included in any such additional registration statement.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the applicable laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion is rendered to you solely for use in connection with the issuance and sale of the Securities in accordance with the Registration Statement and Prospectus and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Respectfully submitted,

/s/ Dickinson Wright PLLC

Dickinson Wright PLLC